FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2013

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to Item 5.02(e) of Form 8-K, United States Cellular Corporation (“U.S. Cellular”) is filing this Form 8-K to report the amount of bonuses paid to its named executive officers in 2013 with respect to 2012 performance.

The entire amount of the bonus is discretionary and officers are not entitled to any bonus unless and until paid.

U.S. Cellular is filing this Current Report on Form 8-K to disclose the amounts of bonuses paid to its named executive officers in 2013 with respect to 2012 performance.  Pursuant to Instruction 4 of Item 5.02, the below named executive officers include the persons who were identified as named executive officers in U.S. Cellular’s most recent proxy statement filing with the Securities and Exchange Commission on April 16, 2012 (which will not be the same as the persons who will be named executive officers in the 2013 proxy statement).

Pursuant to the foregoing, the following amounts of bonuses were paid to the below named executive officers on March 15, 2013 relating to 2012 performance:

	Mary N. Dillon	Steven T. Campbell	Alan D. Ferber*	Michael S. Irizarry	Jeffrey J. Childs
Bonus Paid in 2013 for 2012 Performance	$ 690,000	$ 310,739	N/A	$ 325,429	$ 260,331

*  Alan D. Ferber resigned from his position at U.S. Cellular effective July 1, 2012, and accordingly, was not paid a bonus in 2013.

The above shows the entire amount of the bonus paid, whether or not some or all of such bonus has been deferred and whether or not some portion of such amount will be reported as non-equity incentive plan compensation in the 2013 proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	March 19, 2013

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President – Finance, Chief Financial Officer and Treasurer